Exhibit 99.1*

Consent of Director Nominee

In accordance with Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named as a director nominee and impending board member of Akers Biosciences, Inc. (the “Company”) in the Company’s Registration Statement on Form S-1 (Registration No. 333-187094) and in all amendments (including post-effective amendments) thereto.

Dated: August 7, 2013

/s/ Brandon Knox
By:	Brandon Knox
Date:	August 7, 2013